FIRST AMENDMENT TO LEASE

This Agreement made this 21st day of December, 2010 by and between Schrafft Center LLC (hereinafter referred to as Landlord) and Intralinks, Inc. (hereinafter referred to as Tenant),

WITNESSETH:

WHEREAS, by a certain Lease Agreement dated July 15, 2008 (the "Lease"), Landlord leased to Tenant a certain premises described as Suite Number 7000, consisting of approximately 19,575 square feet of space, located in the Annex Building of The Schrafft Center, 529 Main Street, Charlestown, MA 02129, more particularly described therein as (the "Premises"), and,

WHEREAS, Landlord wishes to lease to Tenant, and Tenant wishes to lease from Landlord, an additional 16,982 square feet of space, located on the second (2nd) floor of The Schrafft Center, 529 Main Street, Charlestown, MA 02129, as outlined on Exhibit A-1 (reflecting the existing conditions of the premises) attached hereto and made a part hereof (hereinafter referred to as the "Expansion Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect this and certain additional changes which have been agreed to my the parties, and all changes as set forth below shall become effective upon execution of this First Amendment to Lease by both parties.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to amend said Lease as follows:

1.
Effective on the First Amendment to Lease Term Commencement Date, (as hereinafter defined), Article I of the Lease, Section 1.2, namely Basic Data, Premises, is amended, in part, by inserting therein the following:

Expansion Premises:	Suite Number 2200 consisting of approximately 16,982 square feet of space located on the second (2nd) floor of The Schrafft Center, 529 Main Street, Charlestown, MA 02129.

Tenant's Proportionate share for the Expansion Premises is 2.7855%, which is based on the fraction: Square Footage of Tenant's Expansion Premises: 16,982/Aggregate of All the Rentable Square Footage (whether or not rented or improved within the entire Building): 609,636.

2.
Effective on the First Amendment to Lease Term Commencement Date, (as hereinafter defined) Article I of the Lease, Section 1.2, namely Basic Data, Lease Term, is amended, in part, by inserting therein the following:

Expansion Premises Lease Term:

Approximately four (4) years and eleven (11) months (plus the partial calendar month immediately following the First Amendment to Lease Term Commencement Date if the First Amendment to Lease Term Commencement Date does not fall on the first (1st) day of the month), to be coterminous with the original Lease.

3.
Effective on the First Amendment to Lease Term Commencement Date (as hereinafter defined), Article I of the Lease, Section 1.2, namely Basic Data, Term Commencement Date, is amended, in part, by inserting therein the following:

First Amendment to Lease Term Commencement Date:

The date upon which Landlord has Substantially Completed the Landlord's Work and delivered the Premises to Tenant, in accordance with Tenant's Plans to be submitted to Landlord no later than December 17, 2010, currently anticipated to be February 1, 2011, provided this First Amendment to Lease is executed by Tenant no later than December 15, 2010, and further provided that Landlord is in receipt of Tenant's Plans no later than December 15, 2010. In the event Landlord's Work is not complete by June 1, 2011, Tenant shall have the right to terminate with respect to the Expansion Premises only. In the event the First Amendment to Lease is not executed by December 17, 2010 or the plans are not received by Landlord, February 1, 2011, remains the Commencement Date.

4.	Effective on the First Amendment to Lease Term Commencement Date, Article I of the Lease, Section 1.2, namely Basic Data, Base Rent, is amended, in part, by inserting therein the following:

Base Rent for the Expansion Premises:	Commencing on the First Amendment to Lease Term Commencement Date continuing through and including December 31, 2011, at the rate of $390,586.00 per annum ($32,548.83 per month); and

For the period commencing January 1, 2012 continuing through and including December 31, 2012, at the rate of $407,568.00 per annum ($33,964.00 per month); and

For the period commencing January 1, 2013 continuing through and including December 31, 2015, at the rate of $424,550.00 per annum ($35,379.17 per month) and at that rate for any fraction of a month.

Notwithstanding anything contained in this Lease Agreement to the contrary, Landlord shall grant to Tenant a four (4) month rental allowance in the amount of Thirty Two Thousand Five Hundred Forty Eight and 83/100 ($32,548.83) Dollars per month, which shall be applied toward Tenant's account, commencing on the First Amendment to Lease Term Commencement Date so long as the Tenant is not in default of any of the terms and conditions of this Lease

5.
Effective on the First Amendment to Lease Term Commencement Date, Article I of the Lease, Section 1.2, namely Basic Data, Rent Commencement Date, is amended, in part, by inserting therein the following:

First Amendment to Lease Rent Commencement Date:	First Amendment to Lease Term Commencement Date.

6.	Effective on the First Amendment to Lease Term Commencement Date, Article I, Section 1.2 of the Lease, namely Basic Data, Additional Rent, shall apply to the Expansion Premises.

7.
Effective on the First Amendment to Lease Term Commencement Date, Article II of the Lease, Section 2.1, namely Description of Premises and Appurtenant Rights, Location of Premises, is amended, in part, by inserting therein the following:

... and Suite Number 2200 consisting of approximately 16,982 square feet of space (hereinafter referred to as the "Premises") for a total of approximately 36,557 square feet of space (hereinafter collectively referred to as the "Premises") in Landlord's Building (the "Building") located at The Schrafft Center, 529 Main Street, Charlestown, MA 02129 as identified on Exhibit A-l. ...

8.
Effective on the First Amendment to Lease Term Commencement Date, Article III of the Lease, namely Term of Lease: Condition of Premises is hereby deleted, and replaced by inserting therein the following:

3.2       CONDITION OF EXPANSION PREMISES

Landlord shall Substantially Complete the Expansion Premises and prepare same for occupancy by Tenant pursuant to Landlord's work, in accordance with Tenant's Plans to be provided to Landlord no later than December 17, 2010, by February 1, 2011. "Substantially Complete” shall mean that Landlord has completed the work set forth in Tenant's Plans to the extent that only minor details of construction (so-called "punch list" items) and minor mechanical adjustments remain to be done in the Expansion Premises. Landlord shall use its best efforts to Substantially Complete the Expansion Premises on or before the First Amendment to Lease Term Commencement Date, provided that no subsequent changes are made to the scope of work and specifications set out in Tenant's Plans. If Landlord is delayed in the performance of this work because of strikes, labor difficulties, inability to obtain materials, fire, governmental regulations, or any other circumstances beyond its control, then such schedule of completion, will be postponed for a period of time equal to the delay thus incurred. Failure on the part of the Landlord to provide occupancy as herein described shall not constitute a breach or default on the part of the Landlord under this Lease or give rise to any claims of damage or expenses of any kind against the Landlord by Tenant, either direct or consequential. In the event Tenant is unable to occupy the Expansion Premises on the First Amendment to Lease Term Commencement Date because of Landlord but not Tenant, Landlord shall adjust the Rent, the First Amendment to Lease Term Commencement Date and the First Amendment to Lease Term Expiration Date to reflect the date of Tenant's later occupancy. Landlord shall not adjust the Rent, the First Amendment to Lease Term Commencement Date or the Term Expiration Date in the event such delay of Landlord's work is caused by Tenant.

In the event Tenant agrees to minimize finishes and improvements below the Tenant Improvement Allowance of $407,568.00 and Landlord realizes savings from minimizing, those costs, Tenant will be able to use the balance of the Tenant Improvement Allowance for its additional improvement finishes, moving costs, or wiring and Landlord shall reimburse the Tenant with the difference.

Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the First Amendment to Lease Term Commencement Date as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the First Amendment to Lease Term Commencement Date.

9.
Effective on the First Amendment to Lease Term Commencement Date, Article III of the Lease, Section 3.3.1, namely Term of Lease, Extension Period, all terms and conditions of said Extension Period Section shall apply to the Expansion Premises.

10.
Effective on the First Amendment to Lease Term Commencement Date, Article IV of the Lease, Section 4.2, namely Rent, Real Estate Tax, all terms and conditions of said Real Estate Tax Section shall apply to the Expansion Premises, with the exception of:

Real Estate Tax Base:	Real Estate Taxes the Building and Lot for the City of Boston Fiscal Year ending June 30, 2011.

11.
Effective on the First Amendment to Lease Term Commencement Date, Article IV of the Lease, Section 4.3, namely Rent, Tenant's Share of Operating Costs, all terms and conditions of said Operating Costs Section shall apply to the Expansion Premises, with the exception of:

Operating Expense Base:	The Operating Costs for the Building and Lot for Fiscal Year ending December 31, 2011.

12.
With the exception of The Stevens Group, Tenant warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this First Amendment to Lease or the tenancy hereby created and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney's fees.

13.
Except where this First Amendment to Lease specifically changes same, all other terms, conditions and covenants of the original Lease Agreement shall remain the same, where applicable, and are hereby reaffirmed.

14.
The submission of this document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the execution thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary. All negotiations, consideration, representations and understandings between Landlord and Tenant are incorporated herein and the Lease and this First Amendment to Lease expressly supersede any proposals or other written documents relating hereto. The Lease and this First Amendment to Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.

LANDLORD:	Schrafft Center LLC

/s/ Patricia A. Harford	/s/ John J. Roche
WITNESS	By: John J. Roche
Its: Authorized Signatory

TENANT:	IntraLinks, Inc.

/s/ Gregory Langan	/s/ Anthony Plesner
WITNESS	By: Anthony Plesner
Its: Authorized Signatory

COMMONWEALTH OF MASSACHUSETTS )
) SS.
COUNTY OF NORFOLK)

On this 21st day of December, 2010, before me, the undersigned notary public, personally appeared John J. Roche, Authorized Signatory for Schrafft Center LLC, proved to me through satisfactory evidence of identification, which was my personal knowledge of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.
/s/ Joanne R. Perrotta

JOANNE R. PERROTTA Notary Public COMMONWEALTH OF MASSACHUSSETTS My Commission Expires November 12, 2015

STATE OF New York )
) SS.
COUNTY OF New York )

On this 17th day of December, 2010, before me, the undersigned notary public, personally appeared Anthony Plesner, as CFO for IntraLinks, Inc., proved to me through satisfactory evidence of identification, which was my personal knowledge of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Rachel J. Holmes

RACHEL J. HOLMES Notary Public, State of New York No. 01-HO6177365 Qualified in New York County My Commission Expires Nov. 13, 2011

EXHIBIT “A-1”

Expansion Premises

BREAK RM 2
CONFERENCE ROOM WITH FOLDING PARTITION WALL
WORKSTATIONS (4)
CONF RM S-3 12 x 20
WORKSTATIONS (8)
WORKSTATIONS (7)
WORKSTATIONS (10)
WORKSTATIONS (7)
OFFICE 4 12-4 X 11-2
OFFICE 3 12-10 X 11-2
OFFICE 2 13-3 X 11-2
OFFICE 1 15-7 X 11-2
CONF RM S-1 16-5 X 11-2
WORKSTATIONS (16)
OFFICE 7 11 X 11-2
OFFICE 6 11 X 11-2
OFFICE 5 11 X 11-2
WORKSTATIONS (15)
CONF RM L-1 16-6 X 15
SERVER ROOM 13 X 8
WORKSTATIONS (2)
RECEPTION
WORKSTATIONS (8)
WORKSTATIONS (8)
WORKSTATIONS (5)
CONF RM L-4 23 x 19
BREAK RM 1 11-4 x 20-10
CONF RM L-2 25 X 15
CONF RM L-3 25 X 15
CONF RM STORAGE
LIMIT OF SPACE

APPROVALS

TENANT: ______ SIGNATURE

TENANT: John Boyd PRINT NAME

DATE: 1/3/11

The Schraffs Center
Charlestown, MA
Suites 2200

TITLE: Intralinks - Proposed
SCALE: Not to Scale
DATE: December 10, 2010

NOTE: All dimensions must be field verified prior to producing construction drawings. This plan is for conceptual representation only.

Flatley Management Company, LLC
35 Braintree Hill Office Park
Braintree, MA 02184
Real Estate Development & Management
Contact: Retail Leasing at 781-848-2000